UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014 (May 5, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2014, RCS Capital Corporation (the “Company”) and Wilmington Trust, National Association, entered into a First Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture, dated as of April 29, 2014 (the “Original Indenture”), under which the Company had previously issued its 5.00% Convertible Senior Notes due 2021 (the “Notes”). The Supplemental Indenture corrects a scrivener’s error in the numerical value of the “Conversion Rate” contained in Section 14.01(x) of the Original Indenture. The corrected Conversion Rate of 47.2144 shares of the Company’s Class A common stock (the “Class A Common Stock”) per $1,000 principal amount of Notes corresponds to the previously disclosed “Conversion Price” of $21.18 per share of the Class A Common Stock and reflects the Company’s other previous public disclosures and the rate agreed with the investor at the time of the execution of the Commitment Letter (as defined in the Original Indenture).

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of May 5, 2014, by and between RCS Capital Corporation and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.3 to the Pre-Effective Amendment No. 3 to Form S-1 filed by RCS Capital Corporation on May 6, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: May 6, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director